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                                                                    EXHIBIT 3.1


                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               V-L HOLDINGS CORP.

     The present name of the Corporation is                . The Corporation was
incorporated under the name "V-L Holdings Corp." by the filing of its original Certificate of Incorporation with the Secretary of State of the State of
Delaware on           , 1997 This Restated Certificate of Incorporation of the
Corporation, which both restates and further amends the provisions of the Corporation's Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and by the unanimous written consent of its stockholders in accordance with Section 228 of the General Corporation Law of the State of Delaware. The Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

     FIRST: The name of the Corporation is                .

     SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Service Company, 1013 Centre Road, in the City of Wilmington, County of New Castle, State of Delaware. The name of its registered agent at that address is Corporation Service Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

     FOURTH: A. The total number of shares of stock which the Corporation shall have authority to issue is 210,000,000 (the "Capital Stock") consisting of 200,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), and 10,000,000 shares of Preferred Stock, par value of $.01 per share (the "Preferred Stock").

     B. Shares of Preferred Stock may be issued from time to time in one or more series, as provided for herein or as provided for by the Board of Directors as permitted hereby. All shares of Preferred Stock shall be of equal rank and shall be identical, except in respect of the terms fixed herein for the series provided for herein or fixed by the Board of Directors for any series provided for by the Board of Directors as permitted hereby. All shares of any one series shall be identical in all respects with all the other shares of such series, except the shares of any one series issued at different times may differ as to the dates from which dividends thereon may be cumulative.

     The Board of Directors is hereby authorized, by resolution or resolutions, to establish, out of the unissued shares of Preferred Stock not then allocated to any series of Preferred Stock, additional series of Preferred Stock. Before any shares of any such additional series are issued, the Board of Directors shall fix and determine, and is hereby expressly empowered to fix and determine, by resolution or resolutions, the number of shares constituting such series and the distinguishing characteristics and the relative rights, preferences, privileges and immunities, if any, and any qualifications, limitations or restrictions thereof, of the shares thereof, so far as not inconsistent with the provisions of this Article FOURTH. Without limiting the generality of the foregoing, the Board of Directors may fix and determine:

          1. The designation of such series and the number of shares which shall constitute such series of such shares;

          2. The rate of dividend, if any, payable on shares of such series;

          3. Whether the shares of such series shall be cumulative, non-cumulative or partially cumulative as to dividends, and the dates from which any cumulative dividends are to accumulate;

          4. Whether the shares of such series may be redeemed, and, if so, the price or prices at which and the terms and conditions on which shares of such series may be redeemed;
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          5. The amount payable upon shares of such series in the event of the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation;

          6. The sinking fund provisions, if any, for the redemption of shares of such series;

          7. The voting rights, if any, of the shares of such series;

          8. The terms and conditions, if any, on which shares of such series may be converted into shares of capital stock of the Corporation of any other class or series;

          9. Whether the shares of such series are to be preferred over shares of capital stock of the Corporation of any other class or series as to dividends, or upon the voluntary or involuntary dissolution, liquidation, or winding up of the affairs of the Corporation, or otherwise; and

          10. Any other characteristics, preferences, limitations, rights, privileges, immunities or terms not inconsistent with the provisions of this Article FOURTH.

     C. Except as otherwise provided in this Restated Certificate of Incorporation, each holder of Common Stock shall be entitled to one vote for each share of Common Stock held by him on all matters submitted to stockholders for a vote and each holder of Preferred Stock of any series that is Voting Stock (as hereinafter defined) shall be entitled to such number of votes for each share held by him as may be specified herein or in the Certificate of Designation in respect thereof.

     Except as otherwise provided by law, the presence, in person or by proxy, of the holders of record of issued and outstanding shares of Capital Stock entitling the holders thereof to cast a majority of the votes entitled to be cast by the holders of issued and outstanding shares of Capital Stock entitled to vote shall constitute a quorum at all meetings of the stockholders.

     FIFTH: A. The Board of Directors shall have the power to make, adopt, alter, amend, change or repeal the Amended and Restated Bylaws of the Corporation (the "Bylaws") by resolution adopted by the affirmative vote of a majority of the entire Board of Directors, subject to any law or Bylaw provision requiring the affirmative vote of a larger percentage of the members of the Board of Directors.

     B. Stockholders may not make, adopt, alter, amend, change or repeal the Bylaws of the Corporation or any provision of this Restated Certificate of Incorporation except upon the affirmative vote of at least 70% of the votes entitled to be cast by the holders of all outstanding shares then entitled to vote generally in the election of directors, voting together as a single class.

     SIXTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall consist of not less than three or more than twenty directors, the exact number of directors to be determined from time to time by the bylaws. The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Class I shall initially consist of four directors, and each of Class II and Class III shall initially consist of three directors. Class I directors shall be initially elected for a term expiring at the first annual meeting of stockholders of the Corporation following the date hereof, Class II directors shall be initially elected for a term expiring at the second annual meeting of stockholders of the Corporation following the date hereof, and Class III directors shall be initially elected for a term expiring at the third annual meeting of stockholders of the Corporation following the date hereof. At each annual meeting of stockholders, beginning in 1999, successors to the class of directors whose term expires at that annual meeting shall be elected for a three year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to such director's prior death, resignation, retirement, disqualification or removal from office. Subject to Article III,
Section 1 of the Bylaws, any vacancy on the Board of Directors that results from an increase in the number of directors and any other vacancy may only be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any
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director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

     Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto (including the resolutions of the Board of Directors pursuant to Article FOURTH hereof), and such Directors so elected shall not be divided into classes pursuant to this Article SIXTH unless expressly provided by such terms.

     SEVENTH: Special meetings of the stockholders of the Corporation, for any purpose or purposes, may only be called at any time by a majority of the entire Board of Directors or by either the Chairman or the President of the Corporation.

     EIGHTH: No stockholder action may be taken except at an annual or special meeting of stockholders of the Corporation and stockholders of the corporation may not take any action by written consent in lieu of a meeting.

     NINTH: Directors and officers, in exercising their respective powers with a view to the interests of the Corporation, may consider:

          (a) The interests of the Corporation's employees, suppliers, creditors and customers;

          (b) The economy of the state and nation;

          (c) The interests of the community and of society; and

          (d) The long-term as well as short-term interests of the Corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the Corporation.

     This Article NINTH does not create or authorize any causes of action against the corporation or its directors or officers.

     TENTH: A. Subject to Section C of this Article TENTH, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, or, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

     B. Subject to Section C of this Article TENTH, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that

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the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     C. Any indemnification under this Article TENTH (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Section A or Section B of this Article TENTH, as the case may be. Such determination shall be made (i) by a majority vote of directors who were not parties to such action, suit or proceeding, even though less than a quorum, or
(ii) by a committee of such disinterested directors designated by a majority of such disinterested directors, even though less than a quorum, or (iii) if there are no such disinterested directors or if such disinterested directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section A or Section B of this Article TENTH, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

     D. For purposes of any determination under Section C of this Article TENTH, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section D of Article TENTH shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section D shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections A or B of this Article TENTH as the case may be.

     E. Notwithstanding any contrary determination in the specific case under Section C of this Article TENTH, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections A and B of this Article TENTH. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections A or B of this Article TENTH, as the case may be. Notice of any application for indemnification pursuant to this Section E of Article TENTH shall be given to the Corporation promptly upon the filing of such application.

     F. Expenses incurred by a director or officer of the Corporation in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article TENTH.

     G. The indemnification and advancement of expenses provided by this Article TENTH shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of, and advancement of expenses to, the persons specified in

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Sections A and B of this Article TENTH shall be made to the fullest extent permitted by law. The provisions of this Article TENTH shall not be deemed to preclude the indemnification of, and advancement of expenses to, any person who is not specified in Sections A or B of this Article TENTH but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise. The indemnification provided by this Article TENTH shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

     H. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article TENTH.

     I. For purposes of this Article TENTH, reference to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article TENTH with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     ELEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or thereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     THIRTEENTH: No director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of each director of the Corporation shall be limited or eliminated to the fullest extent permitted by the GCL as so amended from time to time.

     FOURTEENTH: A. Any provisions herein to the contrary notwithstanding, except as otherwise provided by law, not more than twenty percent (20%) of the aggregate voting power of all shares outstanding entitled to vote on any matter shall be at any time voted by or for the account of aliens or their representatives, or by or

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for the account of a foreign government or representative thereof, or by or for the account of any corporation organized under the laws of a foreign country.

     The Board of Directors shall make such rules and regulations as it shall deem necessary or appropriate to enforce the provisions of this paragraph A.

     B. Except as otherwise provided by law, aliens, foreign governments, or corporations organized under the laws of a foreign country, or the representatives of such aliens, foreign governments, or corporations organized under the laws of a foreign country shall not own, directly or through a third party who holds the stock for the account of such alien, foreign government, or corporation organized under the laws of a foreign country: (1) more than twenty percent (20%) of the number of shares of outstanding stock of the Corporation, or (2) shares representing more than twenty percent (20%) of the aggregate voting power of all outstanding shares of voting stock of the Corporation.

     Shares of stock shall not be transferable on the books of the Corporation to aliens, foreign governments or corporations organized under the laws of foreign countries, or to the representatives of, or persons holding for the account of, such aliens, foreign governments or corporations organized under the laws of foreign countries, unless, after giving effect to such transfer, the aggregate number of shares of stock owned by or for the account of aliens, foreign governments, and corporations organized under the laws of foreign countries, and any representatives thereof, will not exceed twenty percent (20%) of the number of shares of outstanding stock of the Corporation, and the aggregate voting power of such shares will not exceed twenty percent (20%) of the aggregate voting power of all outstanding shares of voting stock of the Corporation.

     If, notwithstanding the restriction on transfer set forth in this Article FOURTEENTH, the aggregate number of shares of stock owned by or for the account of aliens, foreign governments, and corporations organized under the laws of foreign countries, exceeds twenty percent (20%) of the number of shares of outstanding stock of the Corporation, or if the aggregate voting power of such shares exceeds twenty percent (20%) of the aggregate voting power of all outstanding shares of voting stock of the Corporation, the Corporation shall have the right to redeem shares of all classes or capital stock, at their then fair market value, on a pro rata basis, owned by or for the account of all aliens, foreign governments, and corporations organized under the laws of foreign countries, in order to reduce the number of shares and/or percentage of voting power held by or for the account of aliens, foreign governments, and corporations organized under the laws of foreign countries, and their representatives to the maximum number or percentage allowed under this Restated Certificate of Incorporation or as otherwise require by applicable federal law.

     The Board Directors shall make such rules and regulations as it deems necessary or appropriate to enforce the foregoing provisions of this Article FOURTEENTH.

     IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Robert L. Johander, its Chief Executive Officer and attested by David
T. Quinby, its Secretary, this   day of           , 1998.

                                          By:

                                          --------------------------------------
                                          Robert L. Johander
                                          Chief Executive Officer
ATTEST:

---------------------------------------------------------
David T. Quinby
Secretary

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